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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Evergreen Media Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-83124 and 333-04379) of Evergreen Media Corporation of our report on the balance sheet of WDAS-AM/FM (Station owned and operated by Beasley FM Acquisition Corp.) as of December 31, 1996 and the related statements of earnings and station equity and cash flows for the year then ended, which report appears in the Form 8-K of Evergreen Media Corporation dated May 30, 1997.

                                            KPMG Peat Marwick LLP

St. Petersburg, Florida
June 3, 1997